Exhibit 4.1

Interactive Data
14 West Street
New York, NY  10005


April 4, 1997


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

       Re:  Van Kampen American Capital
               Strategic Five Trust, United States Portfolio, Series 9 Strategic Ten Trust, United States Portfolio, Series 15 Strategic Ten Trust, United Kingdom Portfolio, Series 13 Strategic Ten Trust, Hong Kong Portfolio, Series 13 Global Fifteen Trust, Series 4
               Global Thirty Trust, Series 4
            (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-24249

Gentlemen:

     We  have  examined the Registration Statement for the above  captioned
Fund.

     We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President